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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-123019 on Form S-4 of our report dated March 15, 2005 (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for asset retirement obligations and employee stock based compensation in 2003 as required by Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an Amendment to FASB Statement No. 123"), relating to the consolidated financial statements and financial statement schedule of Magnum Hunter Resources, Inc. appearing in the prospectus, which is a part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 25, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM